SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 10, 2002

Date of report (Date of earliest event reported)

Valentis, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22987	94-3156660
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

863A Mitten Road, Burlingame, California 94010
(Address of principal executive offices) (Zip Code)

(650) 697-1900
(Registrant’s telephone number, including area code)

Item 5.    Other Events.

Valentis, Inc. (the “Company”) announced today that it has commenced a tender offer to acquire for cash 16,940 shares, or 55%, of its outstanding shares of Series A Convertible Redeemable Preferred Stock and 55% of the related outstanding  Common Stock Purchase Warrants, Class A and Common Stock Purchase Warrants, Class B, which warrants are exercisable for shares of common stock and were issued to the holders of Series A Preferred Stock in connection with their acquisition of the Series A Preferred Stock.  This offer is being made to the holders of the Series A Preferred Stock pursuant to Valentis’ Offer to Purchase filed with the Securities and Exchange Commission.  The Company will pay $1,000 per share of Series A Preferred Stock and related Class A and Class B Warrants tendered.  The Company’s offer will expire at 5:00 p.m., California time, on Friday, June 7, 2002, unless extended or earlier terminated.  The offer is conditioned upon Valentis offering and selling shares of a new series of preferred stock, 16,940 shares of Series A Preferred Stock and related Class A and Class B Warrants being tendered, and certain other conditions described in the Offer to Purchase.

A copy of the Company’s press release regarding this announcement is set forth in Exhibit 99.1 attached hereto and incorporated by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits.

                                                                                                99.1         Text of Press Release, dated May 10, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 10, 2002

VALENTIS, INC.

By:	/ s / Benjamin F. McGraw III
Benjamin F. McGraw III, Pharm.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of Press Release, dated May 10, 2002.